SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             -----------------------

                                    FORM 8-K

                             -----------------------


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): January 12, 2004

                    The Interpublic Group of Companies, Inc.
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                      1-6686                  13-1024020
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(State or Other Jurisdiction       (Commission File            (IRS Employer
      of Incorporation)                 Number)             Identification No.)

 1271 Avenue of the Americas, New York, New York                   10020
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     (Address of Principal Executive Offices)                   (Zip Code)


        Registrant's telephone number, including area code: 212-399-8000


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          (Former Name or Former Address, if Changed Since Last Report)

Item 2.     Acquisition or Disposition of Assets.

On January 12, 2004, The Interpublic Group of Companies, Inc. (the "Company") completed the sale of a business comprising the four motorsports circuits (including Brands Hatch, Oulton Park, Cadwell Park and Snetterton) (the "four owned circuits") owned by its subsidiary Brands Hatch Leisure Limited and its subsidiary Brands Hatch Circuits Limited ("BHLL") to MotorSport Vision Limited. MotorSport Vision Limited is a new company led by Jonathan Palmer that was formed for the purposes of owning and developing the four circuits. The consideration for the sale was approximately 14.6 million pounds (approximately $26 million) before expenses. An additional contingent amount of up to 2 million pounds ($3.6 million) may be paid to the Company depending upon the future financial results of the operations being sold. BHLL retains its interests and commitments relating to the Silverstone circuit.

The Company will recognize an impairment loss of approximately $40.0 million. This amount will be reflected in the Company's historical income statement for the twelve months ended December 31, 2003 as the assets and liabilities of the four owned circuits will be recorded at fair market value and will be classified as held for sale in the consolidated balance sheet of the Company as of December 31, 2003.


Item 7.  Financial Statements and Exhibits.

(b) Pro forma Financial Information.

The following unaudited pro forma financial information is presented to give effect to the disposition of the four owned circuits. The following unaudited pro forma balance sheet as of September 30, 2003 is based on the historical financial statements of the Company as of September 30, 2003 after giving effect to the disposition as if it had occurred on September 30, 2003. The following unaudited pro forma statements of income for the nine months ended September 30, 2003 and the fiscal year ended December 31, 2002 are based on the historical financial statements of the Company for such periods after giving effect to the disposition as if it had occurred on January 1, 2002. You should read the information presented below in conjunction with the financial statements and the notes to the financial statements of the Company included in the Company's annual report for the year ended December 31, 2002, which is contained in the Company's Current Report on Form 8-K filed on September 9, 2003, and the Company's quarterly report on Form 10-Q/A for the quarter ended September 30, 2003 filed on December 8, 2003.

For purposes of preparing these pro forma financial statements, the Company has made adjustments based on assumptions that it believes to be reasonable under the circumstances regarding the allocation of certain costs and charges with respect to BHLL as a consolidated entity. See Note 1 to the pro forma financial statements below. The unaudited pro forma information below helps to illustrate the financial effects of the disposition under one set of assumptions, but does not attempt to predict or suggest future results. Moreover, the unaudited pro forma information does not attempt to show what the financial condition or results of operations of the Company would have been if the disposition had occurred on September 30, 2003,on January 1, 2002 or on any other date.


Unaudited pro forma condensed consolidated statements of operations for the periods ended December 31, 2002 and September 30, 2003 are as follows:

          THE INTERPUBLIC GROUP OF COMPANIES, INC. AND ITS SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                 (Amounts in Millions, Except Per Share Amounts)
                                   (Unaudited)

                                                                   Year Ended December 31, 2002
                                                             -------------------------------------
                                                                             Less:
                                                             Historical    Four Owned     Pro Forma
                                                                IPG         Circuits        IPG
                                                             ----------   -----------    ----------
REVENUE                                                       $5,737.5      $   33.7      $5,703.8
                                                              --------      --------      --------

OPERATING EXPENSES:
Salaries and related expenses                                  3,350.0           6.5       3,343.5
Office and general expenses                                    1,880.4          51.3       1,829.1
Amortization of intangible assets                                  8.9           0.5           8.4
Restructuring and other merger-related costs                      12.1            --          12.1
Long-lived asset impairment and other charges                    127.1            --         127.1
                                                              --------      --------      --------

          Total operating expenses                             5,378.5          58.3       5,320.2
                                                              --------      --------      --------

OPERATING INCOME (LOSS)                                         359.0          (24.6)        383.6
                                                              --------      --------      --------

OTHER INCOME (EXPENSE):
Interest expense                                                (145.6)            -        (145.6)
Interest income                                                   29.8             -          29.8
Other income (expense)                                             7.9          (3.4)         11.3
Investment impairment                                            (39.7)           --        (39.7)
                                                              --------      --------      --------

          Total other income (expense)                          (147.6)         (3.4)       (144.2)
                                                              --------      --------      --------

Income (loss) before income taxes                                211.4         (28.0)        239.4
Provision for (benefit of) income taxes                          117.9          (8.4)        126.3
                                                              --------      --------      --------

Income (loss) of consolidated companies                           93.5         (19.6)        113.1
Income applicable to minority interests                          (30.5)           --         (30.5)
Equity in net income (loss) of unconsolidated affiliates           5.0            --           5.0
                                                              --------      --------      --------

INCOME (LOSS) FROM CONTINUING OPERATIONS                      $   68.0      $  (19.6)     $   87.6
                                                              ========      ========      ========


Earnings per share (basic and diluted):                       $   0.18      $  (0.05)     $   0.23

Weighted average shares:
     Basic                                                       376.1         376.1         376.1
     Diluted                                                     381.3         381.3         381.3

Cash dividends per share                                      $   0.38      $     --      $   0.38

          THE INTERPUBLIC GROUP OF COMPANIES, INC. AND ITS SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                 (Amounts in Millions, Except Per Share Amounts)
                                   (Unaudited)

                                                              Nine Months Ended September 30, 2003
                                                             -------------------------------------
                                                                             Less:
                                                             Historical    Four Owned     Pro Forma
                                                                IPG         Circuits        IPG
                                                             ----------   -----------    ----------

REVENUE                                                       $4,234.0      $   25.0      $4,209.0
                                                              --------      --------      --------

OPERATING EXPENSES:
Salaries and related expenses                                  2,544.0           5.6       2,538.4
Office and general expenses                                    1,392.1          24.7       1,367.4
Amortization of intangible assets                                  9.1            --           9.1
Restructuring charges                                            142.4            --         142.4
Long-lived asset impairment                                      244.8            --         244.8
                                                              --------      --------      --------

         Total operating expenses                              4,332.4          30.3       4,302.1
                                                              --------      --------      --------

OPERATING LOSS                                                   (98.4)         (5.3)        (93.1)
                                                              --------      --------      --------


OTHER INCOME (EXPENSE):
Interest expense                                                (128.4)           --        (128.4)
Debt prepayment penalty                                          (24.8)           --         (24.8)
Interest income                                                   27.6            --          27.6
Other income                                                       1.3            --           1.3
Investment impairment                                            (42.2)           --         (42.2)
Litigation charges                                              (127.6)           --        (127.6)
                                                              --------      --------      --------

         Total other income (expense)                           (294.1)           --        (294.1)
                                                              --------      --------      --------
Loss before income taxes                                        (392.5)         (5.3)       (387.2)
Provision for (benefit of) income taxes                           36.3          (1.6)         37.9
                                                              --------      --------      --------

Loss of consolidated companies                                  (428.8)         (3.7)       (425.1)
Income applicable to minority interests                          (19.4)           --         (19.4)
Equity in net income of unconsolidated affiliates                 (2.2)           --          (2.2)
                                                              --------      --------      --------

LOSS FROM CONTINUING OPERATIONS                               $ (450.4)     $   (3.7)     $ (446.7)
                                                              ========      ========      ========

Earnings per share (basic and diluted):                       $  (1.17)     $  (0.01)      $ (1.16)

Weighted average shares:                                         384.0         384.0         384.0
     Basic                                                       384.0         384.0         384.0
     Diluted
                                                              $     --      $     --      $     --
Cash dividends per share

          THE INTERPUBLIC GROUP OF COMPANIES, INC. AND ITS SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2003
                              (Amounts in Millions)
                                   (Unaudited)


                                            Historical                   Pro Forma
                                               IPG       Adjustments        IPG
                                            ----------   -----------    ----------

CURRENT ASSETS:
Cash and cash equivalents                   $   695.5     $    26.0  (a) $  721.5
Account receivables, net                      4,474.9            --       4,474.9
Other current assets                            842.7            --         842.7
                                            ---------     ---------     ---------
          Total current assets                6,013.1          26.0       6,039.1

TOTAL FIXED ASSETS                              713.8         (58.5) (b)    655.3

OTHER ASSETS:
Other assets                                  1,264.0            --       1,264.0
Intangible assets, net                        3,281.2            --       3,281.2
                                            ---------     ---------     ---------
          Total other assets                  4,545.2            --       4,545.2
                                            ---------     ---------     ---------

TOTAL ASSETS                                $11,272.1     $   (32.5)    $11,239.6
                                            =========     =========     =========


CURRENT LIABILITIES:
Accounts payable                            $ 4,889.0     $      --     $ 4,889.0
Accrued expenses                              1,074.5           3.6  (c)  1,078.1
Accrued income taxes                             17.6            --          17.6
Loans payable                                    83.9            --          83.9
Liabilities held for sale                       243.0            --         243.0
                                            ---------    ---------      ---------
         Total current liabilities           6,308.0            3.6       6,311.6

TOTAL NON-CURRENT LIABILITIES                 3,023.0            --       3,023.0

TOTAL NET ASSETS                              1,941.1         (36.1)      1,905.0


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $11,272.1     $   (32.5)    $11,239.6
------------------------------------------  =========     =========     =========


(a) Estimated cash proceeds, translated at current exchange rates.

(b) Estimate of carrying value of assets to be sold, translated at September 30, 2003 exchange rates.

(c) Estimated transaction costs, translated at current exchange rates.


1.          Basis of Presentation

On January 12, 2004, The Interpublic Group of Companies, Inc. (the "Company") completed the sale of a business comprising the four motorsports circuits (including Brands Hatch, Oulton Park, Cadwell Park and Snetterton) (the "four owned circuits") owned by its subsidiary Brands Hatch Leisure Limited and its subsidiary Brands Hatch Circuits Limited ("BHLL") to MotorSport Vision Limited. MotorSport Vision Limited is a new company led by Jonathan Palmer that was formed for the purposes of owning and developing the four circuits. The consideration for the sale was approximately 14.6 million pounds (approximately $26 million) before expenses. An additional contingent amount of up to 2 million pounds ($3.6 million) may be paid to the Company depending upon the future financial results of the operations being sold. BHLL retains its interests and commitments relating to the Silverstone circuit.

The Company will recognize an impairment loss of approximately $40.0 million. This amount will be reflected in the Company's historical income statement for the twelve months ended December 31, 2003 as the assets and liabilities of the four owned circuits will be recorded at fair market value and will be classified as held for sale in the consolidated balance sheet of the Company as of December 31, 2003.

Prior to the disposition, BHLL was comprised of the four owned circuits together with other operations, principally Silverstone. BHLL was the reporting unit level at which goodwill was evaluated and is the level at which operating and financial data is reviewed by the Company. Separate financial data for operating entities below BHLL were not maintained except for revenue and certain direct costs. Accordingly, a significant amount of costs (including management salaries, advertising, professional fees, depreciation and other administrative costs) and charges (principally related to goodwill) were recorded at the consolidated BHLL level.

For purposes of the attached pro formas, the Company has evaluated the nature of such costs and charges and has made reasonable assumptions as to how such amounts should be allocated to the four owned tracks. The total amount of charges that were required to be allocated was $34 million in 2002 and $17 million in 2003. For 2002, a total allocation of $16.5 million was made to the four circuits, $12.0 million of which related to office and general expenses and $4.5 million of which related to salaries and related expenses. For 2003, a total allocation of $7.0 million was made to the four circuits, $5.6 million of which related to office and general expenses and $1.4 million of which related to salaries and related expenses. The method used to allocate the costs recorded at the consolidated BHLL level was based on the relative ratio of the operations' revenue to the total revenue of BHLL. Management of the Company believes that such allocations are reasonable to present the pro forma financial statements.

2.          Transaction

The disposition was consummated on January 12, 2004. Cash consideration for the sale was approximately 14.6 million pounds (approximately $26 million) before expenses. The Company realized a pre-tax loss of approximately $40.0 million.

3.          Balance Sheet Adjustments

The balance sheet presented as historical reflects the balance sheet filed by the Company in its Form 10-Q/A for the nine months ended September 30, 2003, filed on December 8, 2003. Adjustments have been made to eliminate the assets and liabilities of the four owned tracks and to reflect transaction costs of approximately 2 million pounds (approximately $3.6 million).



(c)      Exhibits

Not Applicable

Cautionary Statement

This document contains forward-looking statements. Interpublic's representatives may also make forward-looking statements orally from time to time. Statements in this document that are not historical facts, including statements about Interpublic's beliefs and expectations, particularly regarding recent business and economic trends, the impact of litigation, dispositions, impairment charges, the integration of acquisitions and restructuring costs, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and Interpublic undertakes no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, those associated with the effects of global, national and regional economic and political conditions, Interpublic's ability to attract new clients and retain existing clients, the financial success of Interpublic's clients, developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world and the successful completion and integration of acquisitions which complement and expand Interpublic's business capabilities.

Interpublic's liquidity could be adversely affected if Interpublic is unable to access capital or to raise proceeds from asset sales. In addition, Interpublic could be adversely affected by developments in connection with the purported class actions and derivative suits that it is defending or the SEC investigation relating to the restatement of its financial statements. Its financial condition and future results of operations could also be adversely affected if Interpublic recognizes additional impairment charges due to future events or in the event of other adverse accounting-related developments.

At any given time, Interpublic may be engaged in a number of preliminary discussions that may result in one or more acquisitions or dispositions. These opportunities require confidentiality and from time to time give rise to bidding scenarios that require quick responses by Interpublic. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any of these transactions may lead to increased volatility in the trading price of Interpublic's securities.

The success of recent or contemplated future acquisitions will depend on the effective integration of newly acquired businesses into Interpublic's current operations. Important factors for integration include realization of anticipated synergies and cost savings and the ability to retain and attract new personnel and clients.

Investors should evaluate any statements made by Interpublic in light of these important factors.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       THE INTERPUBLIC GROUP OF COMPANIES, INC.


Date: January 27, 2004                 By: /s/ Nicholas J. Camera
                                           ------------------------------
                                           Nicholas J. Camera
                                           Senior Vice President,
                                           General Counsel and
                                           Secretary